Exhibit 15
August 14, 2006
CA, Inc.
One CA Plaza
Islandia, New York 11749
Re: Registration Statement Nos. 333-120849, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 333-127602, 333-127601, 333-126273, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751 on Form S-8
With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 14, 2006 related to our review of interim financial information. As discussed in Note A to the consolidated condensed financial statements, the Company has restated the consolidated condensed statements of operations and cash flows for the three-month period ended June 30, 2005 to reflect the effects of certain prior period restatements that were previously disclosed in Note 12 of the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended March 31, 2006.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.
/s/ KPMG LLP
New York, New York